Exhibit 99.1

Planar Reports First Fiscal Quarter 2007 Financial Results

BEAVERTON, Ore. – February 6, 2007 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display systems, recorded sales of $64.9 million and a GAAP loss per share of $0.08, in the first quarter ended December 29, 2006. On a Non-GAAP basis (see reconciliation table), net income per diluted share was $0.10 in the first quarter of 2007.

“I am pleased with our financial performance in the first quarter,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Our overall revenue growth and profitability exceeded our expectations and we are proceeding with the integration of the Clarity business. I remain very excited about the opportunity created by the addition of Clarity, both in terms of its impact on revenue growth and resources, as we move forward with our new specialty display strategic focus.“

Sales of the Company’s newly-created Control Room and Signage segment were $18.9 million in the first quarter. The results represent the first full quarter for this new business segment at Planar, subsequent to the September 2006 acquisition of Clarity Visual Systems. Control Room and Signage segment sales were favorably impacted by Clarity’s historically strong calendar fourth quarter, and grew 18 percent over the same period in Clarity’s previous year.

Industrial segment sales in the first fiscal quarter were $16.5 million, down 5 percent sequentially and down 19 percent compared with the first quarter of fiscal 2006. The Company has been investing in additional sales and marketing resources to create new design wins in order to counteract the decline of this segment as older designs move out of production. The opportunity funnel for this business has been growing steadily over the last several quarters and the Company believes this highly profitable segment will begin to grow by the end of fiscal 2007 and for the full fiscal year 2008.

The Medical segment of the Company recorded first quarter sales of $10.3 million, down 9 percent sequentially and down 10 percent compared with the first quarter a year ago. Sales of Diagnostic Imaging monitors experienced some weakness in the IT reseller channel in the first quarter following a strong fourth fiscal quarter. The Company believes that it will continue to maintain its current high market share in the IT reseller channel and gain momentum in the OEM channel throughout the fiscal year. As a result, the Company expects sales of Diagnostic Imaging monitors to grow in the second half of fiscal 2007.

Sales in the Company’s Commercial segment were $19.2 million, down 4 percent sequentially and down 24 percent versus the first quarter a year ago. Pricing for desktop monitors stabilized somewhat during the quarter compared to the fourth quarter of fiscal 2006. However, pricing declined almost 30 percent compared with the first quarter of 2006 and was the primary cause of the year over year decline. As previously disclosed, the Company has modified its strategic focus in this segment, managing the business for profitability as it develops additional higher-margin product lines in this segment, including touch displays, projectors and other high-end home theater products.

Effective with the first quarter of fiscal 2007, the Company modified its business unit segment reporting to be consistent with the Company’s internal management of its various business segments subsequent to the acquisition of Clarity Visual Systems. A complete definition of the Company’s segments, including historical comparisons, will be included in its quarterly filings with the SEC.

Non-GAAP gross margins increased to 29.0 percent of sales in the first quarter, up from the 25.1 percent of sales recorded in the same quarter a year ago. The improvement in gross margin is a direct result of the Company’s evolving business model, moving the overall product mix toward higher-margin, value-added specialty display products.

As previously disclosed, the Company recorded a $1.6 million restructuring charge during the first quarter to better align the legacy businesses with the Company’s new strategic focus on specialty display markets.

The Company ended the first quarter with cash and short term investments of $40.7 million, down $7.6 million compared with the end of the fourth quarter. The change in cash was mostly due to the timing of working capital fluctuations within the quarter. At the end of the first quarter, the Company continues to have no debt.

BUSINESS OUTLOOK

        The Company continues to view fiscal 2007 as a transition year, with improvement in profitability in the second half of the year as its various growth initiatives begin to show results and synergies from the Clarity acquisition begin exceeding ongoing integration costs. The Company has been working through the integration of the Clarity acquisition, and additional work remains relating to integrating business systems and global manufacturing, validating internal control processes over accounting transactions, export control, etc. The Company believes that these reviews and activities should be completed by the fourth quarter of the current fiscal year.

In the short term, the Company’s expectations for the second quarter, ending March 30, 2007, are for sales of $57 million to $61 million and Non-GAAP net income per diluted share of $0.04 to $0.07, which excludes share-based compensation expense and acquisition-related GAAP charges such as amortization of identifiable intangible assets. Adjusting for these GAAP charges, the Company believes second quarter 2007 GAAP net loss per share will range from $0.06 to $0.09 (see reconciliation table).

Results of operations and the business outlook will be discussed in a conference call today, February 6, 2007, beginning at 2:00PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until March 6, 2007. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Gerry Perkel regarding improved opportunities after the acquisition of Clarity and other comments such as those regarding expectations for growth in the Industrial segment in 2007 and 2008, market share and second half growth expectations in the digital imaging segment as well as the statements in the Business Outlook section above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including the possibility that the acquisition of Clarity Visual Systems will create difficulties in the integration of the operations, employees, strategies, and technologies. In addition, actual results could vary materially based on changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the flat-panel monitor industry; unexpected difficulties in penetrating the Home Theater market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from our third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity acquisition; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Elaine Ordiz GolinHarris 213.438.8710 eordiz@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	Dec. 29, 2006	Dec. 30, 2005
Sales	$64,909	$57,149
Cost of sales	46,493	42,857

Gross profit	18,416	14,292

Operating expenses:
Research and development, net	3,142	2,533
Sales and marketing	9,252	5,214
General and administrative	5,413	4,067
Amortization of intangible assets	1,650	147
Acquisition related costs	322	—
Impairment and restructuring charges	1,625	347

Total operating expenses	21,404	12,308

Income (loss) from operations	(2,988)	1,984

Non-operating income (expense):
Interest, net	599	519
Foreign exchange, net	189	(281)
Other	(18)	(11)

Net non-operating income	770	227

Income (loss) before income taxes	(2,218)	2,211
Provision (benefit) for income taxes	(832)	752

Net income (loss)	$(1,386)	$1,459

Basic net income (loss) per share	$(0.08)	$0.10

Average shares outstanding - basic	17,133	14,782

Diluted net income (loss) per share	$(0.08)	$0.10

Average shares outstanding - diluted	17,133	14,845

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Dec. 29, 2006	Sept. 29, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,738	$48,318
Accounts receivable	35,156	31,961
Inventories	52,342	49,524
Other current assets	14,362	13,837

Total current assets	142,598	143,640

Property, plant and equipment, net	10,468	10,880
Goodwill	52,066	51,996
Intangible assets	30,815	32,465
Other assets	6,751	6,021

	$242,698	$245,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,523	$25,674
Current portion of capital leases	503	493
Deferred revenue	5,232	6,326
Other current liabilities	33,712	30,237

Total current liabilities	58,970	62,730

Capital leases, less current portion	1,065	1,044
Other long-term liabilities	14,271	13,653

Total liabilities	74,306	77,427
Shareholders’ equity:
Common stock	162,985	161,538
Retained earnings	8,770	10,270
Accumulated other comprehensive loss	(3,363)	(4,233)

Total shareholders’ equity	168,392	167,575

	$242,698	$245,002

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

		Three months ended Dec. 29, 2006 Adjustments
	GAAP	Clarity Acquisition		Share-based Comp.		Other		Non-GAAP
Sales	$64,909	$34	(A)	$		$		$64,943
Cost of sales	46,493	(234	) (B)		(103)			46,156

Gross profit	18,416	268			103			18,787

Operating expenses:
Research and development, net	3,142				(111)			3,031
Sales and marketing	9,252				(496)			8,756
General and administrative	5,413				(405)			5,008
Amortization of intangible assets	1,650	(1,503)					(147)	—
Acquisition related costs	322	(322)						—
Impairment and restructuring charges	1,625						(1,625)	—

Total operating expenses	21,404	(1,825)			(1,012)		(1,772)	16,795

Income (loss) from operations	(2,988)	2,093			1,115		1,772	1,992
Non-operating income (expense):
Interest, net	599							599
Foreign exchange, net	189							189
Other, net	(18)							(18)

Net non-operating income:	770							770

Income (loss) before income taxes	(2,218)	2,093			1,115		1,772	2,762
Provision (benefit) for income taxes	(832)	785			418		664	1,035

Net income (loss)	$(1,386)	$1,308			$697		$1,108	$1,727

Basic income (loss) per share	$(0.08)							$0.10

Average shares outstanding - basic	17,133							17,133

Diluted income (loss) per share	$(0.08)							$0.10

Average shares outstanding - diluted	17,133							17,665

(A)	Non-cash effect for mark down of Clarity deferred revenue to fair value
(B)	Non-cash expense for Clarity inventory step up adjustment to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

		Quarter ended Dec. 30, 2005 Adjustments
	GAAP	Clarity Acquisition	Share-based Comp.		Other		Non-GAAP
Sales	$57,149	$	$		$		$57,149
Cost of sales	42,857			(41)			42,816

Gross profit	14,292			41			14,333

Operating expenses:
Research and development, net	2,533			(31)			2,502
Sales and marketing	5,214			(115)			5,099
General and administrative	4,067			(513)			3,554
Amortization of intangible assets	147					(147)	—
Impairment and restructuring charges	347					(347)	—

Total operating expenses	12,308			(659)		(494)	11,155
Income from operations	1,984			700		494	3,178

Non-operating income (expense):
Interest, net	519						519
Foreign exchange, net	(281)						(281)
Other, net	(11)						(11)

Net non-operating income:	227						227

Income before income taxes	2,211			700		494	3,405
Provision for income taxes	752			238		168	1,158

Net income	$1,459	$		$462		$326	$2,247

Basic net income per share	$0.10						$0.15

Average shares outstanding - basic	14,782						14,782

Diluted net income per share	$0.10						$0.15

Average shares outstanding - diluted	14,845						14,845

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

	Estimates for the Quarter Ended March 30, 2007
	Low End	High End
GAAP net loss per share	$(0.09)	$(0.06)
Amortization of intangible assets	0.06	0.06
Share-based compensation	0.05	0.05
Acquisition related costs	0.02	0.02
Purchase accounting adjustments	0.00	0.00

Non-GAAP net income per diluted share	$0.04	$0.07

Both GAAP and Non-GAAP estimates assume a tax rate of 37.5%

GAAP net loss per share assumes 17.3 million average basic shares outstanding

Non-GAAP net income per share assumes 18.0 million average diluted shares outstanding